Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2011)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Networks Corporation	Korea
KT Linkus Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Tech, Inc.	Korea
KT Capital Co., Ltd.	Korea
KT New Business Fund No. 1	Korea
Gyeonggi-KT Green Growth Fund	Korea
KTC Media Contents Fund 1	Korea
KTC Media Contents Fund 2	Korea
KT Strategic Investment Fund No. 1	Korea
BC Card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
BC Card China Co., Ltd.	Korea
U Payment Co., Ltd.	Korea
INITECH Co., Ltd.	Korea
Initech Smartro Holdings Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
Pay N Mobile Co., Ltd.	Korea
Sidus FNH Corporation	Korea
Nasmedia, Inc.	Korea
Sofnics, Inc.	Korea
KT Edui Co., Ltd.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
KT Innotz Inc.	Korea
KT Skylife Co., Ltd.	Korea
Korea HD Broadcasting Corp.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTSB Data Service	Korea
KT Cloudware Corporation	Korea
KC Smart Service Co., Ltd.	Korea
Enswers Inc.	Korea
Revlix Inc.	Korea
Soompi Media, LLC	Korea
OIC Korea Co., Ltd.	Korea
Soompi USA, LLC	United States
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
KTSC Investment Management B.V.	Netherlands
Super iMax	Uzbekistan
East Telecom	Uzbekistan
Korea Telecom America, Inc.	United States
PT. KT Indonesia	Indonesia